Exhibit 10.7

AMENDMENT TO LICENSE

This Amendment to License (“Amendment) is made this             day of                  , 200   , by and between UCC Ueshima Coffee Co. Ltd., a Japanese corporation (“UCC”), Tully’s Coffee Corporation, a Washington corporation (“Tully’s”) and Tully’s Coffee Asia Pacific, Inc. (“TCAP”).

RECITALS

A. UCC and Tully’s entered into a certain Exclusive License Agreement (the “License Agreement”), dated as of April 11, 2001.

B. A dispute arose between UCC and Tully’s regarding the License Agreement, which was subsequently settled by a Settlement Agreement, dated as of December 28, 2007 (the “Settlement Agreement”).

C. Pursuant to that Settlement Agreement, once an initial payment of Two Million U.S Dollars ($2,000,000) was paid to UCC, the parties agreed to amend the License Agreement.

D. On                     , 200     that initial payment was made.

Accordingly, the parties agree as follows:

AMENDMENT

1. Assignment of License Grant. Subject to UCC’s Asia Rights Security Interest and its security interest reflected in the Settlement Agreement (and Exhibits thereto), all right, title and interest UCC was granted in Tully’s Business Names and Trademarks under the License Agreement is hereby assigned to Tully’s, which UCC hereby acknowledges Tully’s has already assigned in significant part to TCAP under that certain Tully’s Coffee Exclusive License Agreement, dated as of October 12, 2007. By their respective signatures below, Tully’s accepts such assignment and UCC approves Tully’s reassignment thereof to TCAP.

2. Remaining Obligations. TCAP and Tully’s agree that UCC shall have no further obligations under the License Agreement. UCC, Tully’s and TCAP hereby agree that Tully’s shall no longer have any obligations to UCC regarding developing or marketing products, operation or development of Tully’s Stores, providing training or operating assistance under the License Agreement. Tully’s and TCAP may modify the obligations of the Licensee (as defined in the License Agreement) under the License Agreement, without further consent of UCC. Unless and until UCC receives payment in full of TCAP’s obligations under TCAP’s Promissory Note (the “Note”), dated as of December 28, 2007 (referenced in the Settlement Agreement), Tully’s and TCAP shall not modify the Licensee’s rights and remedies or the obligations of Tully’s under the License Agreement without UCC’s prior written consent.

3. Consideration. Consideration for the assignment referenced above is set forth in the Settlement Agreement and the documents referenced therein, including, without limitation, TCAP’s obligation to remit to UCC Six Million Dollars ($6 million) under the Note.

4. Security Agreement. The Asia Rights Security Interest shall remain exclusively UCC’s unless and until UCC receives payment in full of TCAP’s obligations under the Note. Tully’s and TCAP acknowledge and agree that the Asia Rights Security Interest originally granted to UCC under the License Agreement is of continuing validity and in full force and effect and secures performance of Tully’s and TCAP’s obligations referenced in this Amendment, including TCAP’s obligations under the Note. Upon satisfaction of such obligations, UCC, TCAP and Tully’s agree that the License Agreement will be deemed to be terminated and of no further force and effect.

5. Governing Law; Enforcement; No Jury Trial. The validity, construction, and interpretation of this Amendment shall be governed by the laws of the State of Washington applicable to contracts made and to be performed wholly within that state. Venue and jurisdiction of any litigation arising out of this Amendment or UCC’s rights to execute on the Asia Rights Security Interest hereunder or under the License Agreement shall lie in the United States District Court for the Western District of Washington located in Seattle, Washington. The parties hereto hereby submit to the jurisdiction of such court, and the rights granted under this paragraph may be specifically enforced by either party to this Amendment. Both parties agree that in the event of any litigation arising out of this Amendment, the matters are not suitable for determination by a jury. All parties hereby waive their right to a jury trial on any matter litigated pursuant to this Amendment, and the waiver set forth herein may be specifically enforced by all other parties to this Amendment.

Dated the day and year first above written.

UCC UESHIMA COFFEE CO. LTD.		TULLY’S COFFEE CORPORATION

By:		By:
	Title:		Title:

TULLY’S COFFEE ASIA PACIFIC, INC.

By:
Title: